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Exhibit 99.1

Certification Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the filing of the Annual Report on Form 10-K for the year ended September 30, 2002 (the "Report") by Cascade Natural Gas Corporation (the "Company"), each of the undersigned hereby certifies that:

1.
The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
W. Brian Matsuyama Chairman, President and Chief Executive Officer
J. D. Wessling Senior Vice President—Finance and Chief Financial Officer

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  Exhibit 99.1